FOR RELEASE February 27, 2012

Contact: ICR, Inc.

Robert Koepp

(+86) 10-6583-7516

(646) 328-2510

Chindex International, Inc. to Report
Fourth Quarter and Full Year 2011 Financial Results

Bethesda, Maryland – February 27, 2012 - Chindex International, Inc. (NASDAQ: CHDX), an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics, today announced that the Company plans to release financial results for the fourth quarter and full year of 2011 ended December 31, 2011 on Friday, March 9, 2012, after the market closes. Management will host a conference call at 8:00 am ET the following Monday morning on March 12, 2012 to discuss financial results.

To participate in the conference call, U.S. domestic callers may dial 1-877-303-9231 and international callers may dial 1-760-666-3567 approximately 10 minutes before the conference call is scheduled to begin. A telephone replay will be available from the day of the call until March 19, 2012 by dialing (U.S. domestic) 1-855-859-2056 or (international) 1-404-537-3406, passcode 54338362. A webcast of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.
Chindex is an American healthcare company providing healthcare services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated healthcare provider in the Greater China region. Further company information may be found at the Company’s website at http://www.chindex.com.